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                                                                    EXHIBIT 4.10

                                                                  Execution Copy

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                        DOBSON COMMUNICATIONS CORPORATION

                  (Pursuant to Title 18, Section 1032(G) of the
                General Corporation Act of the State of Oklahoma)

                  Dobson Communications Corporation, a corporation organized and existing under the General Corporation Act of the State of Oklahoma (hereinafter called the "COMPANY"), DOES HEREBY CERTIFY:

                  That, pursuant to authority vested in the Board of Directors of the Company by its Amended and Restated Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of preferred stock:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), a series of preferred stock, par value $1.00 per share, of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. DESIGNATION AND AMOUNT. There shall be created from the 6,000,000 shares of preferred stock, par value $1.00 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the "Series F Convertible Preferred Stock" (the "SERIES F PREFERRED STOCK"), and the number of shares of such series shall be 1,900,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no such decrease shall reduce the number of authorized shares of the Series F Preferred Stock to a number less than the number of shares of the Series F Preferred Stock then issued and outstanding plus the number of shares of the Series F Preferred Stock issuable in payment of dividends on the Series F Preferred Stock.

         2. DEFINITIONS. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

                  (a) "AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the

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         possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  (c) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

                  (d) "CHANGE OF CONTROL" shall mean any of the following events:

                           (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a wholly owned Subsidiary of the Company or the Permitted Stockholders;

                           (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company;

                           (iii) any Person or group (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), becomes the ultimate beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the aggregate voting power of the Voting Stock of the Company, on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Permitted Stockholders on such date; or

                           (iv)     individuals who, on the Issue Date,
                                    constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors of the Company then still in office who were either members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease

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                                    for any reason to constitute a majority of
                                    the Board of Directors of the Company then in office.

                  (e) "CLASS A COMMON STOCK" shall mean the Class A Common Stock, par value $.001 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such Class A Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

                  (f) "CONVERSION PRICE" shall mean, initially, $8.75 per share of Class A Common Stock, subject to adjustment from time to time as set forth in Section 9.

                  (g) "CONVERSION RATIO" shall mean the number of shares of Class A Common Stock into which each share of the Series F Preferred Stock may be converted at any time pursuant to and in accordance with the conversion provision of this Certificate of Designation, and shall equal the Liquidation Preference divided by the Conversion Price applicable upon such conversion, rounding up or down to the nearest whole number of shares of Class A Common Stock.

                  (h) "DIVIDEND PAYMENT DATE" shall mean April 15 and October 15 of each year, commencing on the first Dividend Payment Date following the Issue Date, or, if any such day is not a Business Day, the next succeeding Business Day.

                  (i) "DIVIDEND RATE" shall mean the Cash Dividend Rate or the PIK Dividend Rate, as applicable.

                  (j) "DTC" shall mean The Depository Trust Company, a New York corporation.

                  (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (l) "HOLDER" shall mean a holder of record of an outstanding share or shares of the Series F Preferred Stock.

                  (m) "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  (n) "ISSUE DATE" shall mean August 18, 2003, the original date of issuance of shares of the Series F Preferred Stock.

                  (o) "JUNIOR STOCK" shall mean the Class A Common Stock, each other class of the Company's common stock, the Company's Class E Preferred

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         Stock and each class of capital stock or series of preferred stock of the Company established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series F Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

                  (p) "LIQUIDATION PARITY STOCK" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series F Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Company.

                  (q) "LIQUIDATION PREFERENCE" shall mean, with respect to each share of the Series F Preferred Stock, $178.571, subject to equitable adjustment from time to time pursuant to Section 17(d).

                  (r) "MARKET VALUE" shall mean the average closing price of a share of the Class A Common Stock for a five consecutive Trading Day period on the NASDAQ (or such other national securities exchange or automated quotation system on which the Class A Common Stock is then listed or authorized for quotation or, if the Class A Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Class A Common Stock).

                  (s)      "NASDAQ" shall mean the NASDAQ Stock Market.

                  (t) "OFFICER" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

                  (u) "OFFICERS' CERTIFICATE" shall mean a certificate signed by two duly authorized Officers.

                  (v) "OPINION OF COUNSEL" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

                  (w) "PARITY STOCK" shall mean the Company's 12.25% Senior Exchangeable Preferred Stock, the 13% Senior Exchangeable Preferred Stock, and each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series F Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

                  (x) "PERMITTED STOCKHOLDERS" shall mean Everett R. Dobson and any of his Affiliates.

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                  (y)      "PERSON" shall mean any individual, corporation,
         general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  (z) "RECORD DATE" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period, which other date may be not less than 10 nor more than 60 days prior to such Dividend Payment Date.

                  (aa) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated August 18, 2003 between the Company and the holders of the Class A Common Stock and the Series F Preferred Stock set forth on the signature pages thereto.

                  (bb)     "SEC" shall mean the Securities and Exchange
         Commission.

                  (cc) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (dd) "SENIOR STOCK" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

                  (ee) "SHELF REGISTRATION STATEMENT" shall mean a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

                  (ff) "SUBSIDIARY" shall mean, with respect to any specified Person:

                           (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock of which is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                           (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  (gg) "TRADING DAY" shall mean any day on which the Class A Common Stock is traded for any period on the NASDAQ (or such other national

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         securities exchange or automated quotation system on which the Class A
         Common Stock is then listed or authorized for quotation).

                  (hh) "TRANSFER AGENT" shall mean UMB Bank, N.A., the Company's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series F Preferred Stock and transfer agent and registrar for any Class A Common Stock issued upon conversion of shares of the Series F Preferred Stock, or any successor duly appointed by the Company.

                  (ii) "TRANSFER RESTRICTED SECURITIES" shall mean each share of Class A Common Stock and Series F Preferred Stock to which the Registration Rights Agreement relates.

                  (jj) "VOTING STOCK" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

         3. RANKING. The Series F Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

         4.       LIQUIDATION RIGHTS.

                  (a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference, plus all accumulated and unpaid dividends thereon (whether or not earned or declared) calculated on the basis of a rate per annum equal to 7.0% of the Liquidation Preference to the date fixed for such liquidation, winding-up or dissolution, including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for such liquidation, winding-up or dissolution, for each outstanding share of the Series F Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Class A Common Stock or any other class of common stock of the Company. After the payment to the Holders of the Liquidation Preference and all accumulated and

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         unpaid dividends to which they are entitled for each outstanding share of the Series F Preferred Stock, the Holders shall not be entitled to convert any share of the Series F Preferred Stock into Class A Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Company in respect of the shares of the Series F Preferred Stock.

                  (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 4.

                  (c) In the event the assets of the Company legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(a), no such distribution shall be made on account of any shares of Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series F Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

         5.       VOTING; AMENDMENTS.

                  (a) The shares of the Series F Preferred Stock shall have no voting rights except as set forth in Section 5(b) and 5(c) or as otherwise required by Oklahoma law from time to time. In exercising the voting rights set forth in Section 5(b) and 5(c), each Holder shall be entitled to one vote for each share of the Series F Preferred Stock held by such Holder.

                  (b) So long as any shares of the Series F Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least a majority of the outstanding shares of the Series F Preferred Stock, authorize, increase the authorized amount of, reclassify any authorized capital stock of the Company into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation, including this Certificate of Designation, or the by-laws of the Company, that would alter or change the powers, preferences of special rights of the Series F Preferred Stock so as to affect the Holders thereof adversely. Notwithstanding the foregoing, except as otherwise required by law, the Company may, without the consent of any Holder,

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         authorize, increase the authorized amount of, or issue shares of Parity
         Stock or Junior Stock, and in taking such actions the Company shall not be deemed to have altered or changed the powers, preferences or special rights of the Series F Preferred Stock so as to affect the Holders thereof adversely. In addition, the Company may, without the consent of any Holder, enter into a Transaction, as described in Section 9(i), in which the outstanding shares of the Series F Preferred Stock become convertible into securities other than the Class A Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company, in accordance with Section 13.

                  (c) So long as any shares of the Series F Preferred Stock remain outstanding:

                           (i) If, for two or more Dividend Periods (whether or not consecutive), the Company fails to pay in cash, shares of Series F Preferred Stock or a combination of cash and shares of Series F Preferred Stock, the full dividend amount payable to the Holders with respect to such Dividend Periods pursuant to
                                    Section 6, or if the Company fails to make a Change of Control Offer or purchase any shares of Series F Preferred Stock pursuant to a Change of Control Offer, as provided in
                                    Section 12(a), then the Holders, voting
                                    separately as one class, will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company. Effective immediately prior to the election of such additional directors, the number of directors that compose the Board of Directors shall be increased by two directors.

                           (ii) The Holders may exercise the voting rights set forth in Section 5(c)(i) at any special meeting of the Holders held for such purpose, which may be called in accordance with the Company's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as (a) all dividends in arrears on the shares of Series F Preferred Stock shall have been paid in full, or the Company makes a Change of Control Offer or purchases all shares of Series F Preferred Stock validly tendered and not withdrawn pursuant to a Change of Control Offer, as the case may be, (b) no shares of the Series F Preferred Stock are outstanding, (c) the outstanding shares of the Series F Preferred Stock have been mandatorily redeemed, or (d) the liquidation, winding-up or dissolution of the Company, whichever is

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                                    earliest, at which time such voting rights
                                    and the term of any director elected
                                    pursuant to this Section 5(c) shall
                                    automatically terminate.

                           (iii) At any time when the voting rights set forth in Section 5(c)(i) shall have vested in the Holders, an Officer of the Company may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding shares of the Series F Preferred Stock, addressed to the Secretary of the Company, shall call a special meeting of the Holders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(c) shall be held at such annual meeting of stockholders.

                           (iv) At any meeting held for the purpose of electing directors at which the Holders voting separately as one class shall have the right to elect additional directors as provided in this Section 5(c), the presence in person or by proxy of the Holders of more than fifty percent (50%) of the then outstanding shares of the Series F Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of such additional directors by such class. The two director candidates that receive the highest number of affirmative votes of the outstanding shares of the Series F Preferred Stock will be elected.

                           (v) Any director elected pursuant to the voting rights set forth in this Section 5(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 5(c)(ii)) and any vacancy in respect of any such director shall be filled only by the Holders at a special meeting called in accordance with the procedures set forth in this Section 5(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The Holders shall be entitled to remove any director elected pursuant to this Section 5(c) without cause at any time and replace such director as provided in this Section 5(c).

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         6.       DIVIDENDS.

                  (a) Each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cumulative dividends on each share of the Series F Preferred Stock, which may be paid in cash or in additional shares of Series F Preferred Stock, at the Company's option, as follows:

                           (i) if the Company elects to pay dividends in cash on a Dividend Payment Date, dividends will be paid at a rate per annum equal to 6.0% of the Liquidation Preference, (equivalent to $10.714 per share annually or $5.35713 semi-annually), payable semi-annually in arrears (the "CASH DIVIDEND RATE"); or

                           (ii) if the Company elects to pay dividends in additional shares of Series F Preferred Stock on a Dividend Payment Date, dividends will be paid at a rate per annum equal to 7.0% of the Liquidation Preference (equivalent to $12.500 per share annually or $6.25 semi-annually), payable semi-annually in arrears (the "PIK DIVIDEND RATE").

                  The Dividend Rate may be increased in the circumstances described in Section 6(b) below. Dividends payable for each full dividend period will be computed by dividing the applicable Dividend Rate by two and shall be payable in arrears on each Dividend Payment Date for the semi-annual period ending immediately prior to such Dividend Payment Date or, in the case of the dividend payable on October 15, 2003, from the Issue Date (each such period, a "DIVIDEND PERIOD"), to the Holders of record of Series F Preferred Stock at the close of business on the Record Date immediately preceding such Dividend Payment Date. Such dividends shall be cumulative from the most recent date with respect to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable on the Series F Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

                  (b) If (i) the Shelf Registration Statement has not been filed with the SEC on or prior to twenty (20) days after the Issue Date, (ii) the Shelf Registration Statement has not been declared effective by the SEC on or prior to one hundred and twenty (120) days after the Issue Date or (iii) after the Shelf Registration Statement has been declared effective, (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement

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

         or the related prospectus ceases to be usable (in each case, subject to the exceptions described below) in connection with resale of Transfer Restricted Securities during the period that any Transfer Restricted Securities remain outstanding (each such event referred to in clauses
         (i), (ii) and (iii), a "REGISTRATION DEFAULT"), additional dividends shall accrue on the Series F Preferred Stock at the rate per annum of .50% of the Liquidation Preference (resulting in a Cash Dividend Rate per annum of 6.50% of the Liquidation Preference and a PIK Dividend Rate per annum of 7.50% of the Liquidation Preference during the continuance of a Registration Default), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. At all other times, dividends shall accumulate on the Series F Preferred Stock at the applicable Dividend Rate as described in Section 6(a).

                  A Registration Default referred to in clause (iii) of Section 6(b) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus; provided, however, that in any case if such Registration Default referred to in clause (iii) of Section 6(b) occurs for a continuous period in excess of 30 days, additional dividends as described in Section 6(b) shall be payable in accordance therewith from the day such Registration Default occurs until such Registration Default is cured.

                  (c) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series F Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series F Preferred Stock.

                  (d) In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Section 6 (such lesser amount, a "PARTIAL DIVIDEND"), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series F Preferred Stock.

                  (e) Any dividend on the Series F Preferred Stock shall be, at the option of the Company, payable in cash, in shares of Series F Preferred Stock or in a combination of cash and shares of Series F Preferred Stock. If the Company elects to pay any portion of a dividend in shares of Series F Preferred Stock:

                           (i) The Company shall furnish written notice of such election by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange or automated quotation system on which the Series F Preferred Stock or the Class A Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least ten days in advance of the Record Date for the relevant Dividend Payment Date.

                           (ii) The number of shares of Series F Preferred Stock to be issued as a dividend on the applicable Dividend Payment Date per share of the Series F Preferred Stock will be that number of shares of Series F Preferred Stock that has an aggregate Liquidation Preference equal to the amount of such dividend.

                           (iii) No fractional shares of Series F Preferred Stock shall be issued in payment of any dividend on the Series F Preferred Stock. The Transfer Agent is hereby authorized to aggregate any fractional shares of Series F Preferred Stock that would otherwise be distributable as a dividend, to sell them at the best available price and to distribute the proceeds to the Holders in proportion to their respective interests. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the sale by the Transfer Agent of such aggregated fractional shares of Series F Preferred Stock would be restricted, the Company shall agree with the Transfer Agent on other appropriate arrangements for the cash realization of such fractional shares of Series F Preferred Stock. If the Company is precluded from paying cash in lieu of fractional shares to the Holders on the Dividend Payment Date, the Company shall, when it becomes legally and contractually able to, pay to the Holders such cash in lieu of fractional shares.

                  (f) The Company will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, and will not (and will not permit any of its Subsidiaries to) redeem, purchase or otherwise acquire for any consideration any Parity Stock or Junior Stock (or money paid to or made available for any sinking fund for the redemption of any Parity Stock or Junior Stock), unless the Board of Directors has declared and paid, or declared and set apart a sum sufficient for the payment of, a dividend in the full amount payable to the Holders pursuant to Section 6 with respect to all previously ended Dividend Periods and the Dividend Period in which such payment of a dividend or other distribution in respect of, or redemption, purchase or acquisition of, any Parity Stock or Junior Stock would occur. Notwithstanding anything in this Certificate of Designation to the contrary, the Company may:

                           (i) declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

                           (ii) declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

                           (iii) declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;

                           (iv) repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

                           (v) repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

                  (g) If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series F Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date. However, if the dividend payable on such Dividend Payment Date is payable in cash, shares of the Series F Preferred Stock surrendered for conversion during the period between the close of business on the corresponding Record Date and the close of business on the Business Day immediately preceding such Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date on the shares of the Series F Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Company on such tendered shares of the Series F Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Series F Preferred Stock for conversion.

                  (h) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on the Business Day immediately prior to the payment thereof, as may be fixed by the Board of Directors.

                  (i) The difference between (x) the full dividend amount payable per share of the Series F Preferred Stock to the Holders with respect to any Dividend

         Period pursuant to Section 6 and (y) any lesser (or zero) actual dividend amount paid per share of the Series F Preferred Stock with respect to such Dividend Period, resulting from the failure of the Board of Directors to declare any dividend with respect to such Dividend Period, the declaration by the Board of Directors of a Partial Dividend with respect to such Dividend Period, or the failure of the Company to pay on the applicable Dividend Payment Date the dividend or Partial Dividend declared by the Board of Directors for such Dividend Period, is referred to as the "DIVIDEND DEFICIENCY." In the event that a Dividend Deficiency shall occur with respect to any Dividend Period, the amount of the Dividend Deficiency will accumulate and bear interest at a rate per annum equal to 7.0% of the Liquidation Preference, compounding semi-annually, until declared and paid in full.

                  (j) The Company shall take all actions required or permitted under the General Corporation Act of the State of Oklahoma to permit the payment of dividends on the Series F Preferred Stock.

                  (k) In the event that the Company consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person, or permits any Person to consolidate with or merges into, or transfer or lease all or substantially all its properties to, the Company, and the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof, and the laws of the jurisdiction in which the successor, transferee or lessee is organized would impose a withholding tax on any dividend payment hereunder, the Company shall:

                           (i) furnish written notice to the Holders, by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series F Preferred Stock or the Class A Common Stock is then listed or traded, and in any case by distribution of such notice to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) at least ten days in advance of the Record Date for the first Dividend Payment Date on which any dividend payable hereunder would be subject to such withholding tax, whether or not any dividend is paid on such Dividend Payment Date, which notice shall state that withholding taxes may be imposed with respect to dividends payable on the Series F Preferred Stock and that the Company will, as described in
                                    Section 6(i)(ii) below, increase the
                                    dividend amounts payable on the Series F
                                    Preferred Stock with respect to all Dividend
                                    Periods for which such withholding taxes apply;

                           (ii) with respect to the dividend payable on each Dividend Payment Date for which any such withholding tax may be imposed, increase the dividend amount payable to the Holders such that the net dividend amount payable to the Holders on such Dividend Payment Date after giving effect to any such withholding tax shall be equivalent to the dividend that the Holders would have received on such Dividend Payment Date absent such withholding tax; and

                           (iii) with respect to each dividend for which any such withholding tax may be imposed, deliver to the Transfer Agent promptly after the declaration of such dividend an Officers' Certificate describing in detail the dividend amount that would have been payable on the relevant Dividend Payment Date before the increase for withholding taxes pursuant to Section 6(i)(ii) and the amount by which such dividend amount was increased to produce a net dividend amount equal to the dividend amount that the Holders would have received on the relevant Dividend Payment Date absent such withholding tax.

         7.       CONVERSION.

                  (a) Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 7, Section 10, Section 11 and Section 12, any or all of such Holder's shares of the Series F Preferred Stock into such whole number of fully paid and nonassessable shares of Class A Common Stock per share of the Series F Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Class A Common Stock as provided in Section 8.

                  (b) The conversion right of a Holder shall be exercised by the Holder by the delivery to the Company at any time during usual business hours at the Company's principal place of business or the offices of the Transfer Agent of a written notice to the Company in the form of EXHIBIT B that the Holder elects to convert the number of its shares of the Series F Preferred Stock specified in such notice. The conversion of shares of the Series F Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 16. If the shares of the Series F Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require). The shares of Class A Common Stock due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of the Series F Preferred Stock, each converting Holder shall be deemed to be the holder of record of Class A Common Stock issuable upon conversion of such Holder's shares of the Series F Preferred Stock notwithstanding that the share register of the Company shall then be closed or that, if applicable, physical certificates representing such Class A Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series F Preferred Stock so converted, including the rights, if any, to receive distributions of the Company's assets (including, but not limited to, the Liquidation Preference) or notices from the Company, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Class A Common Stock into which such shares of the Series F Preferred Stock have been converted, and (ii) exercise the rights to which he, she or it is entitled as a holder of Class A Common Stock into which such shares of the Series F Preferred Stock have been converted.

         8. NO FRACTIONAL SHARES UPON CONVERSION. No fractional shares or securities representing fractional shares of Class A Common Stock shall be issued upon the conversion of any shares of the Series F Preferred Stock. If more than one share of the Series F Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of all of such shares of the Series F Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series F Preferred Stock results in a fraction of a share of Class A Common Stock, such fraction will be rounded up or down to the nearest whole number and paid as a full share of Class A Common Stock.

         9. ADJUSTMENTS TO CONVERSION PRICE. Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

                  (a) In case the Company shall at any time or from time to time:

                           (i) pay a dividend (or other distribution) payable in shares of Class A Common Stock on any class of capital stock (which, for purposes of this Section 9 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company;

                           (ii) subdivide the outstanding shares of Class A Common Stock into a larger number of shares;

                           (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares;

                           (iv) issue any shares of its capital stock in a stock split on or reclassification of the Class A Common Stock; or

                           (v) pay a dividend or make a distribution to all holders of shares of Class A Common Stock (other than a dividend subject to Section 9(b)(i)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of shares of the Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series F Preferred Stock been converted into shares of Class A Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 9(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of such Class A Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination, stock split or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (b) In case the Company shall at any time or from time to time (i) issue, to all holders of Class A Common Stock, shares of Class A Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Class A Common Stock, or securities convertible into or exchangeable for shares of Class A Common Stock at a price per share less than the Market Value for the period ending on the date of issuance or (ii) issue to any Person shares of Class A Common Stock or rights, options or warrants entitling such Person to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock (I) at a price per share less than 95% of the Market Value, if such Person is not an Affiliate of the Company, or (II) at a price per share less than the Market Value, if such Person is an Affiliate of the Company, in each case, for the period ending on the date of issuance (treating, in each case under clauses (i), (ii)(I) and (ii)(II), the price per share of any security convertible into, or exchangeable or exercisable for, Class A Common Stock as equal to (x) the sum of the price paid to acquire such security convertible into, or exchangeable or exercisable for, Class A Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock divided by (y) the number of shares of Class A Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (A) issuances of such shares or such rights, options or warrants if the Holder would be entitled to receive such shares or such rights, options or warrants upon conversion at any time of shares of the Series F Preferred Stock into Class A Common Stock, (B) issuances that are subject to certain triggering events (until such time as such triggering events occur) and
         (C) in the case of clause (ii) above, issuances pursuant to any option grant or any exercise thereof under any employee benefit plan or stock option plan of the Company that is in existence as of the Issue Date or that are approved by the Board of Directors at any time subsequent thereto, then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock issued or to be issued in such issuance or upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate consideration for the total number of such additional shares of Class A Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at 95% of the Market Value or the Market Value, as the case may be, for the period ending on the date of conversion; provided, however, that if the Company distributes rights, options or warrants (other than those referred to above in this Section 9(b)) pro rata to the holders of Class A Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights, options or warrants so long as (x) such rights, options or warrants have not expired or been redeemed by the Company, and (y) the Holder of any shares of the Series F Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock then issuable upon such conversion (the "CONVERSION SHARES"), a number of rights, options or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights or warrants (the "DISTRIBUTION DATE"), the same number of rights, options or warrants to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights, options or warrants to which a holder of the number of shares of Class A Common Stock into which such shares of the Series F Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series F Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

                  (c) In case the Company shall at any time or from time to time:

                           (i) make a pro rata distribution to all holders of shares of Class A Common Stock consisting of cash (excluding any cash portion of distributions referred to in Section 9(a)(v) above, or cash distributed upon a merger or consolidation to which Section 9(i) below applies);

                           (ii) complete a tender or exchange offer by the Company or any of its Subsidiaries for shares of Class A Common Stock that involves an aggregate consideration per share in excess of the Market Value per share for the period ending on the expiration date of such tender or exchange offer; or

                           (iii) make a distribution to all holders of Class A Common Stock consisting of evidences of indebtedness, shares of its capital stock (other than one or more classes of common stock of the Company) or assets or property (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 9(a) or 9(b) above or this Section 9(c)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Class A Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series F Preferred Stock into shares of Class A Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 9(b) as a dividend on the Class A Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (d) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of this Certificate of Designation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. In case the Company at any time or from time to time shall take any action affecting one or more classes of common stock of the Company (it being understood that the issuance or sale of shares of one or more classes of common stock of the Company (or securities convertible into or exchangeable for shares of one or more classes of common stock of the Company, or any options, warrants or other rights to acquire shares of one or more classes of common stock of the Company) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 9(a), 9(b), 9(c) or 9(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 9(h)).

                  (e) Notwithstanding anything herein to the contrary, no adjustment under this Section 9 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

                  (f) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

                  (g) If the Company shall take a record of the holders of Class A Common Stock of the Company for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (h) Upon any increase or decrease in the Conversion Price pursuant to this Section 9, the Company shall (i) promptly deliver to the Transfer Agent an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price and Conversion Ratio in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 9(d) (if applicable) and
         (ii) furnish, within ten days after the increase or decrease in the Conversion Price, written notice of the increase or decrease in the Conversion Price by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of NASDAQ or any stock exchange or automated quotation system on which the Series F Preferred Stock or the Class A Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder).

                  (i) Subject to the provisions of Section 12 and Section 13, in the event of any reclassification of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a "TRANSACTION"), each share of the Series F Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of the Series F Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 9(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. Except as otherwise provided herein, the provisions of this Section 9(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

                  (j) For purposes of this Section 9, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in treasury of the Company. The Company shall not pay any dividend or make any distribution on Class A Common Stock held in treasury of the Company.

         10.      OPTIONAL REDEMPTION.

                  (a) Prior to August 18, 2005, the Series F Preferred Stock may not be redeemed at the option of the Company. At any time on and after August 18, 2005, the Series F Preferred Stock may be redeemed, in whole or in part at any time at the Company's option, for cash, at the prices per share set forth below (expressed as percentages of the Liquidation Preference), plus all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for any partial Dividend Period) to the date (which shall be a Business Day) fixed for redemption (the "OPTIONAL REDEMPTION DATE"), if redeemed during the 12-month period commencing on August 18 of each of the years set forth below:

Year                                                       Percentage
----                                                       ----------
2005...................................................      106.00%
                                                           --------
2006...................................................      103.00%
                                                           --------
2007 and thereafter....................................      100.00%

                  (b) Upon optional redemption pursuant to this Section 10, the Company shall pay to the Holders, and the Holders shall be entitled to receive in cash, an amount per share of Series F Preferred Stock equal to the Liquidation Preference for each such share of Series F Preferred Stock multiplied by the appropriate percentage as set forth above, plus all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) thereon to the Optional Redemption Date (the "OPTIONAL REDEMPTION PRICE").

                  (c) Unless the Company defaults in the payment of the Optional Redemption Price, the right of the Holders pursuant to Section 7 to convert shares of the Series F Preferred Stock into Class A Common Stock shall terminate at the close of business on the Business Day preceding the Optional Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), dividends on the Series F Preferred Stock will cease to be payable on and after the Optional Redemption Date and all other rights of the Holders will terminate on the Optional Redemption Date except for the right to receive the Optional Redemption Price, without interest.

                  (d) The Company will furnish written notice of the optional redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of NASDAQ or any stock exchange or automated quotation system on which the Series F Preferred Stock or the Class A Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), not less than 45 days and no more than 60 days in advance of the Optional Redemption Date (the "OPTIONAL REDEMPTION NOTICE"). In addition to any information required by applicable law or regulation, the press release, if any, and Optional Redemption Notice shall state, as appropriate:

                           (i) the Optional Redemption Date and the Optional Redemption Price;

                           (ii) the total number of shares of the Series F Preferred Stock to be optionally redeemed;

                           (iii) that each outstanding share of the Series F Preferred Stock will be redeemed for cash in an amount equal to the Optional Redemption Price;

                           (iv) that dividends on the Series F Preferred Stock to be optionally redeemed will cease to be payable on and after the Optional Redemption Date, unless the Company defaults in the payment in cash of the Optional Redemption Price;

                           (v) that the right of the Holders to voluntarily convert shares of the Series F Preferred Stock into Class A Common Stock will terminate at the close of business on the Business Day preceding the Optional Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR
                                    Act), unless the Company defaults in the payment in cash of the Optional Redemption Price;

                           (vi)     the Conversion Ratio then in effect; and

                           (vii) that if any shares of the Series F Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Company or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series F Preferred Stock to be redeemed.

                  (e) No optional redemption may be authorized or made by the Company unless, prior to giving the Optional Redemption Notice, all accumulated and unpaid dividends for periods ended prior to the date of such Optional Redemption Notice shall have been paid in cash or Series F Preferred Stock. In the event of partial redemptions of Series F Preferred Stock, the shares of Series F Preferred Stock to be redeemed will be determined pro-rata or by lot, as determined by the Company.

                  (f) The optional redemption of shares of the Series F Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 16. Each Holder of one or more physical certificates representing shares of the Series F Preferred Stock shall surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require and the Optional Redemption Notice shall so state), in the manner and at the place or places designated in the Optional Redemption Notice, and the full Optional Redemption Price for such shares shall be payable in cash on the Optional Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

                  (g) The Company shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the optional redemption.

         11.      MANDATORY REDEMPTION.

                  (a) On but not before August 18, 2016 (the "MANDATORY REDEMPTION DATE"), the Company shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series F Preferred Stock at a price per share in cash equal to the Liquidation Preference thereof plus all accumulated and unpaid dividends thereon through the Mandatory Redemption Date (the "MANDATORY REDEMPTION PRICE"). The Company shall take all actions required or permitted under the laws of the State of Oklahoma to permit such mandatory redemption.

                  (b) Upon mandatory redemption pursuant to this Section 11, the Company shall pay to the Holders, and the Holders shall be entitled to receive, an amount per share of Series F Preferred Stock equal to the Mandatory Redemption Price.

                  (c) Unless the Company defaults in the payment of the Mandatory Redemption Price, the right of the Holders pursuant to
         Section 7 to convert shares of the Series F Preferred Stock into Class A Common Stock shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), dividends on the Series F Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders will terminate on the Mandatory Redemption Date except for the right to receive the Mandatory Redemption Price, without interest.

                  (d) The Company will furnish written notice of the mandatory redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of NASDAQ or any stock exchange or automated quotation system on which the Series F Preferred Stock or the Class A Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least 45 but no more than 60 days in advance of the Mandatory Redemption Date (the "MANDATORY REDEMPTION NOTICE"). In addition to any information required by applicable law or regulation, the press release, if any, and Mandatory Redemption Notice shall state, as appropriate:

                           (i) the Mandatory Redemption Date and the Mandatory Redemption Price;

                           (ii) the total number of shares of the Series F Preferred Stock to be mandatorily redeemed;

                           (iii) that each outstanding share of the Series F Preferred Stock will be redeemed for cash in an amount equal to the Mandatory Redemption Price;

                           (iv) that dividends on the Series F Preferred Stock to be mandatorily redeemed will cease to be payable on and after the Mandatory Redemption Date, unless the Company defaults in the payment in cash of the Mandatory Redemption Price;

                           (v) that the right of the Holders to voluntarily convert shares of the Series F Preferred Stock into Class A Common Stock will terminate at the close of business on the Business Day preceding the Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR
                                    Act), unless the Company defaults in the payment in cash of the Mandatory Redemption Price;

                           (vi)     the Conversion Ratio then in effect; and

                           (vii) that if any shares of the Series F Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Company or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series F Preferred Stock to be redeemed.

                  (e) The mandatory redemption of shares of the Series F Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in
         Section 16. Each Holder of one or more physical certificates representing shares of the Series F Preferred Stock shall surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require and the Mandatory Redemption Notice shall so state), in the manner and at the place or places designated in the Mandatory Redemption Notice, and the full

         Mandatory Redemption Price for such shares shall be payable in cash on the Mandatory Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

                  (f) The Company shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the mandatory redemption.

         12.      CHANGE OF CONTROL.

                  (a) Within 30 days following the occurrence of a Change of Control, the Company shall be required (subject to the legal availability of funds therefor) to commence, by mailing a notice satisfying the requirements of Section 12(b), an offer to purchase (the "CHANGE OF CONTROL OFFER") to each Holder of Series F Preferred Stock to repurchase all or any part of such Holder's Series F Preferred Stock at a cash purchase price equal to 101% of the Liquidation Preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date of purchase to the date of purchase, subject to the right of Holders of Series F Preferred Stock on a record date to receive dividends on a Dividend Payment Date) (the "CHANGE OF CONTROL PAYMENT"). Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer or to repurchase any Series F Preferred Stock tendered pursuant to an Offer to Purchase prior to its repurchase of all of its tendered 10.875% Senior Notes due 2010 in connection with such Change of Control; provided that if the Company does not make a Change of Control Offer or does not repurchase any Series F Preferred Stock pursuant to a Change of Control Offer, then the Holders of Series F Preferred Stock shall have the voting rights provided for in Section 5(c).

                  (b) Within 30 days following the occurrence of a Change of Control, the Company shall mail a notice to the Transfer Agent and each Holder of Series F Preferred Stock stating: (i) the background and terms of the transaction or transactions that constitute the Change of Control, (ii) that the Change of Control Offer is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Series F Preferred Stock validly tendered and not withdrawn will be accepted for payment on a pro rata basis, (iii) the amount of the Change of Control Payment and the date on which the Change of Control Payment will be made (the "CHANGE OF CONTROL PAYMENT DATE"), which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed, (iv) that any shares of Series F Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designation and that the Holders of such shares will continue to have the right to convert such shares into Class A Common Stock, (v) that, unless the Company defaults in the payment of the Change of Control Payment, the right of the Holders pursuant to Section 7 to convert shares of the Series F Preferred Stock accepted for payment pursuant to the Change of Control Offer into Class A

         Common Stock shall terminate at the close of business on the Business Day preceding the Change of Control Payment Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), all such Series F Preferred Stock shall cease to accrue dividends on and after the Change of Control Payment Date and all rights of the Holders of such Series F Preferred Stock shall terminate on and after the Change of Control Date, (vi) that Holders electing to have shares of Series F Preferred Stock purchased pursuant to the Change of Control Offer will be required to surrender the shares of Series F Preferred Stock to the Transfer Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date,
         (vii) that Holders will be entitled to withdraw their election if the Transfer Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the Liquidation Preference of shares of Series F Preferred Stock delivered for purchase and a statement that such Holder is withdrawing its election to have such shares of Series F Preferred Stock purchased, and (viii) that Holders whose shares of Series F Preferred Stock are being purchased only in part will be issued new shares of Series F Preferred Stock equal in Liquidation Preference to the unpurchased portion of the shares of Series F Preferred Stock surrendered.

                  (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment on a pro rata basis shares of Preferred Stock or portions thereof properly tendered pursuant to the Offer to Purchase and not withdrawn, (2) deposit with the Transfer Agent an amount equal to the Change of Control Payment in respect of all shares of Series F Preferred Stock or portions thereof so tendered, and (3) deliver or cause to be delivered to the Transfer Agent the Series F Preferred Stock so accepted together with an Officer's Certificate stating the aggregate Liquidation Preference of the Series F Preferred Stock or portions thereof being purchased by the Company. The Company will direct the Transfer Agent to promptly mail to each Holder of shares of Series F Preferred Stock so accepted payment in an amount equal to the Change of Control Payment for such shares, and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a certificate representing the Series F Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Series F Preferred Stock surrendered, if any. Unless the Company defaults in the payment for the shares of Series F Preferred Stock tendered pursuant to the Offer to Purchase, the right of the Holders pursuant to Section 7 to convert shares of the Series F Preferred Stock accepted for payment pursuant to the Change of Control Offer into Class A Common Stock shall terminate at the close of business on the Business Day preceding the Change of Control Payment Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), dividends shall cease to accrue with respect to such shares of Series F Preferred Stock and all rights of Holders of such shares of Series F Preferred Stock shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (d) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Series F Preferred Stock in connection with a Change of Control. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of this Section 12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 12, by virtue thereof. In addition, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 12 and purchases all Series F Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

         13.      CONSOLIDATION, MERGER AND SALE OF ASSETS.

                  (a) The Company, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that:

                           (i) subject to the provisions of Section 12, the shares of the Series F Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the shares of the Series F Preferred Stock had immediately prior to such transaction;

                           (ii) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; and

                           (iii) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

                  (b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 13(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of the Series F Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series F Preferred Stock.

         14. TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Subsidiaries to, without the affirmative vote or consent of the Holders of a majority of the outstanding shares of Series F Preferred Stock, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, unless:

                           (i) the transaction is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction with an unrelated third party, as determined by a majority of the members of the Board of Directors that are disinterested with the transaction, and

                           (ii) the transaction either (i) has been approved by a majority of the members of the Board of Directors that are disinterested with the transaction or (ii) is a transaction for which the Company or one of its Subsidiaries has delivered to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

                  (b)      The provisions of Section 14(a) shall not prohibit:

                           (i) any issuance of securities, or other payments, pursuant to employment arrangements and stock plans of the Company or any of its Subsidiaries,

                           (ii) the grant of stock options or similar rights to any employees and directors under stock plans of the Company or any of its Subsidiaries,

                           (iii) any employment or consulting agreement to which the Company or any of its Subsidiaries is a party,

                           (iv) the payment of reasonable fees to directors who are not employees of the Company or any of its Subsidiaries, or

                           (v)      any transaction with a wholly-owned
                                    Subsidiary of the Company.

                  The provisions of Section 14(a) shall also not apply to any such transaction publicly disclosed prior to July 14, 2003 in a filing by the Company with the SEC.

         15. SEC REPORTS. Whether or not the Company is required to file reports with the SEC, if any shares of the Series F Preferred Stock are outstanding, the Company shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Sections 13(a) or 15(d) under the Exchange Act. The Company shall supply each Holder, upon request, without cost to such Holder, copies of such reports or other information; provided, that the Company will not be required to supply any reports which have been filed on the SEC's EDGAR system or any successor system.

         16.      CERTIFICATES.

                  (a) FORM AND DATING. The Series F Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Series F Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series F Preferred Stock certificate shall be dated the date of its authentication. The terms of the Series F Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

                           (i) Global Series F Preferred Stock. The Series F Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "GLOBAL SERIES F PREFERRED STOCK"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series F Preferred Stock represented by Global Series F Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Series F Preferred Stock that are not "restricted securities" as defined in Rule 144 under the Securities Act on a conversion date or a dividend date on which the Company has opted to pay dividends in additional shares of Series F Preferred Stock, all shares of Class A Common Stock distributed on such conversion date and all shares of Series F Preferred Stock distributed on such dividend date, each with respect to shares of Series F Preferred Stock that are not "restricted securities" as defined in Rule 144 under the Securities Act on the related conversion or dividend date, will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

                           (ii) Book-Entry Provisions. In the event Global Series F Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series F Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Series F Preferred Stock or the nominee of DTC and
                                    (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

                                             Members of, or participants in, DTC
                                    ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Series F Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Series F Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Series F Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series F Preferred Stock.

                           (iii) Certificated Series F Preferred Stock; Certificated Common Stock. Except as provided in this paragraph 16 (a) or in paragraph 16 (c), owners of beneficial interests in Global Series F Preferred Stock will not be entitled to receive physical delivery of Series F Preferred Stock in fully registered certificated form ("Certificated Series F Preferred Stock"). With respect to shares of Series F Preferred Stock that are "restricted securities" as defined in Rule 144 under the Securities Act on a conversion date or a dividend date on which the Company has opted to pay dividends in additional shares of Series F Preferred Stock, all shares of Class A Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form ("CERTIFICATED COMMON STOCK"), and all shares of Series F Preferred Stock payable as dividends on such dividend date will be Certificated Series F Preferred Stock. Certificates of Certificated Common Stock or Certified Series F Preferred Stock will be mailed or made available at the office of the Transfer Agent for the Series F Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder or the relevant dividend date to the dividend recipient.

                                             After a transfer of any Series F
                                    Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Series F Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Series F Preferred Stock (including Global Series F Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Series F Preferred Stock or Class A Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Series F Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder's Series F Preferred Stock or Class A Common Stock or directions to transfer such Holder's interest in the Global Series F Preferred Stock, as applicable.

                  (b) EXECUTION AND AUTHENTICATION. Two Officers shall sign the Series F Preferred Stock certificate for the Company by manual or facsimile signature.

                           If an Officer whose signature is on a Series F Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series F Preferred Stock certificate, the Series F Preferred Stock certificate shall be valid nevertheless.

                           A Series F Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series F Preferred Stock certificate. The signature shall be conclusive evidence that the Series F Preferred Stock certificate has been authenticated under this Certificate of Designation.

                           The Transfer Agent shall authenticate and deliver certificates for up to 1,900,000 shares of Series F Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series F Preferred Stock to be authenticated and the date on which the original issue of Series F Preferred Stock is to be authenticated.

                           The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Series F Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series F Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                  (c)      TRANSFER AND EXCHANGE.

                           (i) Transfer and Exchange of Certificated Series F Preferred Stock. When Certificated Series F Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series F Preferred Stock or to exchange such Certificated Series F Preferred Stock for an equal number of shares of Certificated Series F Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series F Preferred Stock surrendered for transfer or exchange:

                                    (A)      shall be duly endorsed or
                                             accompanied by a written instrument
                                             of transfer in form reasonably
                                             satisfactory to the Company and the
                                             Transfer Agent, duly executed by
                                             the Holder thereof or its attorney
                                             duly authorized in writing; and

                                    (B)      is being transferred or exchanged
                                             pursuant to an effective
                                             registration statement under the
                                             Securities Act or pursuant to
                                             clause (I) or (II) below, and is
                                             accompanied by the following
                                             additional information and
                                             documents, as applicable:

                                             (I)  if such Certificated Series F
                                                  Preferred Stock is being
                                                  delivered to the Transfer
                                                  Agent by a

                                                  Holder for registration in the
                                                  name of such Holder, without
                                                  transfer, a certification from
                                                  such Holder to that effect in
                                                  substantially the form of
                                                  Exhibit C hereto; or

                                             (II) if such Certificated Series F
                                                  Preferred Stock is being
                                                  transferred (a) to the
                                                  Company, (b) to a "qualified
                                                  institutional buyer" ("QIB")
                                                  in accordance with Rule 144A
                                                  under the Securities Act, (c)
                                                  in accordance with Rule 903 or
                                                  904 of Regulation S under the
                                                  Securities Act, (d) pursuant
                                                  to an exemption from
                                                  registration in accordance
                                                  with Rule 144 under the
                                                  Securities Act, (e) pursuant
                                                  to an effective registration
                                                  statement under the Securities
                                                  Act or (f) pursuant to any
                                                  other applicable exemption
                                                  from registration under the
                                                  Securities Act, in each case,
                                                  in accordance with any
                                                  applicable securities laws of
                                                  any sate of the United States,
                                                  (i) a certification to that
                                                  effect (in substantially the
                                                  form of Exhibit C hereto) and
                                                  (ii) if the Company so
                                                  requests, an Opinion of
                                                  Counsel or other evidence
                                                  reasonably satisfactory to it
                                                  as to the compliance with the
                                                  restrictions set forth in the
                                                  legend set forth in paragraph
                                                  16(c)(vii).

                           (ii) Restrictions on Transfer of Certificated Series F Preferred Stock for a Beneficial Interest in Global Series F Preferred Stock. Certificated Series F Preferred Stock may not be exchanged for a beneficial interest in Global Series F Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series F Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series F Preferred Stock to reflect an increase in the number of shares of Series F Preferred Stock represented by the Global Series F Preferred Stock, then the Transfer Agent shall cancel such Certificated Series F Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series F Preferred Stock represented by the Global Series F Preferred Stock to be increased accordingly. If no Global Series F Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Series F Preferred Stock representing the appropriate number of shares.

                           (iii) Transfer and Exchange of Global Series F Preferred Stock. The transfer and exchange of Global Series F Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

                           (iv) Transfer of a Beneficial Interest in Global Series F Preferred Stock for a Certificated Series F Preferred Stock.

                                    (A)      Any Person having a beneficial
                                             interest in Series F Preferred
                                             Stock that is being transferred or
                                             exchanged pursuant to an effective
                                             registration statement under the
                                             Securities Act or pursuant to an
                                             exemption from registration in
                                             accordance with Rule 144 under the
                                             Securities Act may upon request,
                                             but only with the consent of the
                                             Company, and if accompanied by a
                                             certification from such Person to
                                             that effect (in substantially the
                                             form of Exhibit C hereto), exchange
                                             such beneficial interest for
                                             Certificated Series F Preferred
                                             Stock representing the same number
                                             of shares of Series F Preferred
                                             Stock. Upon receipt by the Transfer
                                             Agent of written instructions or
                                             such other form of instructions as
                                             is customary for DTC from DTC or
                                             its nominee on behalf of any Person
                                             having a beneficial interest in
                                             Global Series F Preferred Stock and
                                             upon receipt by the Transfer Agent
                                             of a written order or such other
                                             form of instructions as is
                                             customary for DTC or the Person
                                             designated by DTC as having such a
                                             beneficial interest in a Transfer
                                             Restricted Security only, then, the
                                             Transfer Agent or DTC, at the
                                             direction of the Transfer Agent,
                                             will cause, in accordance with the
                                             standing instructions and
                                             procedures existing between DTC and
                                             the Transfer Agent, the number of
                                             shares of Series F Preferred Stock
                                             represented by Global Series F
                                             Preferred Stock to be reduced on
                                             its books
                                             and records and, following such
                                             reduction, the Company will execute
                                             and the Transfer Agent will
                                             authenticate and deliver to the
                                             transferee Certificated Series F
                                             Preferred Stock.

                                    (B)      Certificated Series F Preferred
                                             Stock issued in exchange for a
                                             beneficial interest in a Global
                                             Series F Preferred Stock pursuant
                                             to this paragraph 16 (c) (iv) shall
                                             be registered in such names and in
                                             such authorized denominations as
                                             DTC, pursuant to instructions from
                                             its direct or indirect participants
                                             or otherwise, shall instruct the
                                             Transfer Agent. The Transfer Agent
                                             shall deliver such Certificated
                                             Series F Preferred Stock to the
                                             Persons in whose names such Series
                                             F Preferred Stock are so registered
                                             in accordance with the instructions
                                             of DTC.

                           (v) Restrictions on Transfer and Exchange of Global Series F Preferred Stock.

                                    (A)      Notwithstanding any other
                                             provisions of this Certificate of
                                             Designation (other than the
                                             provisions set forth in paragraph
                                             16 (c) (vi)), Global Series F
                                             Preferred Stock may not be
                                             transferred as a whole except by
                                             DTC to a nominee of DTC or by a
                                             nominee of DTC to DTC or another
                                             nominee of DTC or by DTC or any
                                             such nominee to a successor
                                             depository or a nominee of such
                                             successor depository.

                                    (B)      In the event that the Global Series
                                             F Preferred Stock is exchanged for
                                             Series F Preferred Stock in
                                             definitive registered form pursuant
                                             to paragraph 16 (c)(vi) prior to
                                             the effectiveness of a Shelf
                                             Registration Statement with respect
                                             to such securities, such Series F
                                             Preferred Stock may be exchanged
                                             only in accordance with such
                                             procedures as are substantially
                                             consistent with the provisions of
                                             this paragraph 16 (c) (including
                                             the certification requirements set
                                             forth in the Exhibits to this
                                             Certificate of Designation intended
                                             to ensure that such transfers
                                             comply with Rule 144A under the
                                             Securities Act or such other
                                             applicable exemption from
                                             registration under the Securities
                                             Act, as the case may be) and such
                                             other procedures as may from time
                                             to time be adopted by the Company.

                           (vi) Authentication of Certificated Series F Preferred Stock. If at any time:

                                    (A)      DTC notifies the Company that DTC
                                             is unwilling or unable to continue
                                             as depository for the Global Series
                                             F Preferred Stock and a successor
                                             depository for the Global Series F
                                             Preferred Stock is not appointed by
                                             the Company within 90 days after
                                             delivery of such notice;

                                    (B)      DTC ceases to be a clearing agency
                                             registered under the Exchange Act;

                                    (C)      there shall have occurred and be
                                             continuing an event specified in
                                             Section 5(c)(i); or

                                    (D)      the Company, in its sole
                                             discretion, notifies the Transfer
                                             Agent in writing that it elects to
                                             cause the issuance of Certificated
                                             Series F Preferred Stock under this
                                             Certificate of Designation,

                                    then the Company will execute, and the
                                    Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Series F Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Series F Preferred Stock equal to the number of shares of Series F Preferred Stock represented by the Global Series F Preferred Stock, in exchange for such Global Series F Preferred Stock.

                           (vii) Legend. (1) Except as permitted by the following paragraph (2) and in paragraph 16
                                    (a) (iii), each certificate evidencing the Global Series F Preferred Stock, the Certificated Series F Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

                                    "THE SECURITY EVIDENCED HEREBY (OR ITS
                                    PREDECESSOR) (AND THE CLASS A COMMON STOCK
                                    INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS
                                    ORIGINALLY ISSUED IN A TRANSACTION EXEMPT
                                    FROM REGISTRATION UNDER THE UNITED STATES
                                    SECURITIES ACT OF 1933 (THE "SECURITIES
                                    ACT") AND THIS SECURITY MAY NOT BE OFFERED,
                                    SOLD

                                    OR OTHERWISE TRANSFERRED IN THE ABSENCE OF
                                    SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
                                    THEREFROM. EACH PURCHASER OF THE SECURITY
                                    EVIDENCED HEREBY (OR THE CLASS A COMMON
                                    STOCK INTO WHICH THIS SECURITY IS
                                    CONVERTIBLE) IS HEREBY NOTIFIED THAT THE
                                    SELLER MAY BE RELYING ON AN EXEMPTION FROM
                                    THE PROVISIONS OF SECTION 5 OF THE
                                    SECURITIES ACT, INCLUDING RULE 144 OR, IF
                                    APPLICABLE, RULE 144A THEREUNDER. THE HOLDER
                                    OF THE SECURITY EVIDENCED HEREBY (AND OF THE
                                    CLASS A COMMON STOCK INTO WHICH THIS
                                    SECURITY IS CONVERTIBLE) AGREES FOR THE
                                    BENEFIT OF THE COMPANY THAT (A) SUCH
                                    SECURITY (AND THE CLASS A COMMON STOCK INTO
                                    WHICH THIS SECURITY IS CONVERTIBLE) MAY BE
                                    OFFERED, RESOLD, PLEDGED OR OTHERWISE
                                    TRANSFERRED, ONLY (1) TO A PERSON WHO THE
                                    SELLER REASONABLY BELIEVES IS A QUALIFIED
                                    INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A
                                    UNDER THE SECURITIES ACT) PURCHASING FOR ITS
                                    OWN ACCOUNT OR FOR THE ACCOUNT OF A
                                    QUALIFIED INSTITUTIONAL BUYER IN A
                                    TRANSACTION MEETING THE REQUIREMENTS OF RULE
                                    144A, (2) PURSUANT TO AN EXEMPTION FROM
                                    REGISTRATION UNDER THE SECURITIES ACT
                                    PROVIDED BY RULE 144 THEREUNDER (IF
                                    AVAILABLE), (3) PURSUANT TO AN EFFECTIVE
                                    REGISTRATION STATEMENT UNDER THE SECURITIES
                                    ACT, (4) TO THE COMPANY, (5) IN AN OFFSHORE
                                    TRANSACTION COMPLYING WITH REGULATION S
                                    UNDER THE SECURITIES ACT OR (6) PURSUANT TO
                                    ANY OTHER APPLICABLE EXEMPTION FROM
                                    REGISTRATION UNDER THE SECURITIES ACT, IN
                                    EACH OF CASES (1) THROUGH (6) IN ACCORDANCE

                                    WITH ALL APPLICABLE SECURITIES LAWS OF THE
                                    STATES OF THE UNITED STATES AND (B) THE
                                    HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
                                    REQUIRED TO, NOTIFY ANY PURCHASER OF THIS
                                    SECURITY FROM IT OF THE RESALE RESTRICTIONS
                                    REFERRED TO IN (A) ABOVE."

                                    (A)      Upon any sale or transfer of a
                                             Transfer Restricted Security
                                             (including any Transfer Restricted
                                             Security represented by Global
                                             Series F Preferred Stock) pursuant
                                             to Rule 144 under the Securities
                                             Act or an effective registration
                                             statement under the Securities Act:

                                             (I)  in the case of any Transfer
                                                  Restricted Security that is a
                                                  Certificated Series F
                                                  Preferred Stock, the Transfer
                                                  Agent shall permit the Holder
                                                  thereof to exchange such
                                                  Transfer Restricted Security
                                                  for Certificated Series F
                                                  Preferred Stock that does not
                                                  bear the legend set forth
                                                  above and rescind any
                                                  restriction on the transfer of
                                                  such Transfer Restricted
                                                  Security; and

                                             (II) in the case of any Transfer
                                                  Restricted Security that is
                                                  represented by a Global Series
                                                  F Preferred Stock, with the
                                                  consent of the Company, the
                                                  Transfer Agent shall permit
                                                  the Holder thereof to exchange
                                                  such Transfer Restricted
                                                  Security for Certificated
                                                  Series F Preferred Stock that
                                                  does not bear the legend set
                                                  forth above and rescind any
                                                  restriction on the transfer of
                                                  such Transfer Restricted
                                                  Security, if the Holder's
                                                  request for such exchange was
                                                  made in reliance on Rule 144
                                                  under the Securities Act and
                                                  the Holder certifies to that
                                                  effect in writing to the
                                                  Transfer Agent (such
                                                  certification to be in the
                                                  form set forth in Exhibit C
                                                  hereto).

                           (viii) Cancellation or Adjustment of Global Series F Preferred Stock. At such time as all beneficial interests in Global Series F Preferred Stock have either been exchanged for Certificated Series F Preferred Stock, converted or canceled, such Global Series F Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Series F Preferred Stock is exchanged for Certificated Series F Preferred Stock, converted or canceled, the number of shares of Series F Preferred Stock represented by such Global Series F Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series F Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

                           (ix) Obligations with Respect to Transfers and Exchanges of Series F Preferred Stock.

                                    (A)      To permit registrations of
                                             transfers and exchanges, the
                                             Company shall execute and the
                                             Transfer Agent shall authenticate
                                             Certificated Series F Preferred
                                             Stock and Global Series F Preferred
                                             Stock as required pursuant to the
                                             provisions of this paragraph 16(c).

                                    (B)      All Certificated Series F Preferred
                                             Stock and Global Series F Preferred
                                             Stock issued upon any registration
                                             of transfer or exchange of
                                             Certificated Series F Preferred
                                             Stock or Global Series F Preferred
                                             Stock shall be the valid
                                             obligations of the Company,
                                             entitled to the same benefits under
                                             this Certificate of Designation as
                                             the Certificated Series F Preferred
                                             Stock or Global Series F Preferred
                                             Stock surrendered upon such
                                             registration of transfer or
                                             exchange.

                                    (C)      Prior to due presentment for
                                             registration of transfer of any
                                             shares of Series F Preferred Stock,
                                             the Transfer Agent and the Company
                                             may deem and treat the Person in
                                             whose name such shares of Series F
                                             Preferred Stock are registered as
                                             the absolute owner of such Series F
                                             Preferred Stock and neither the
                                             Transfer Agent nor the Company
                                             shall be affected by notice to the
                                             contrary.

                                    (D)      No service charge shall be made to
                                             a Holder for any registration of
                                             transfer or exchange upon surrender
                                             of any Series F Preferred Stock
                                             certificate or Class A Common Stock
                                             certificate at the office of the
                                             Transfer Agent maintained for that
                                             purpose.

                                             However, the Company may require
                                             payment of a sum sufficient to
                                             cover any tax or other governmental
                                             charge that may be imposed in
                                             connection with any registration of
                                             transfer or exchange of Series F
                                             Preferred Stock certificates or
                                             Class A Common Stock certificates.

                                    (E)      Upon any sale or transfer of shares
                                             of Series F Preferred Stock
                                             (including any Series F Preferred
                                             Stock represented by a Global
                                             Series F Preferred Stock
                                             Certificate) or of Certificated
                                             Common Stock pursuant to an
                                             effective registration statement
                                             under the Securities Act, pursuant
                                             to Rule 144 under the Securities
                                             Act or pursuant to an Opinion of
                                             Counsel reasonably satisfactory to
                                             the Company that no legend is
                                             required:

                                             (I)  in the case of any
                                                  Certificated Series F
                                                  Preferred Stock or
                                                  Certificated Common Stock, the
                                                  Company and the Transfer Agent
                                                  shall permit the holder
                                                  thereof to exchange such
                                                  Series F Preferred Stock or
                                                  Certificated Common Stock for
                                                  Certificated Series F
                                                  Preferred Stock or
                                                  Certificated Common Stock, as
                                                  the case may be, that does not
                                                  bear the legend set forth in
                                                  paragraph (c)(vii) above and
                                                  rescind any restriction on the
                                                  transfer of such Series F
                                                  Preferred Stock or Class A
                                                  Common Stock issuable in
                                                  respect of the conversion of
                                                  the Series F Preferred Stock;
                                                  and

                                             (II) in the case of any Global
                                                  Series F Preferred Stock, such
                                                  Series F Preferred Stock shall
                                                  not be required to bear the
                                                  legend set forth in paragraph
                                                  (c)(vii) above but shall
                                                  continue to be subject to the
                                                  provisions of paragraph (c)
                                                  (iv) hereof; provided,
                                                  however, that with respect to
                                                  any request for an exchange of
                                                  Series F Preferred Stock that
                                                  is represented by Global
                                                  Series F Preferred Stock for
                                                  Certificated Series F
                                                  Preferred Stock that does not
                                                  bear the legend set forth in
                                                  paragraph (c)(vii) above in
                                                  connection with a sale or
                                                  transfer thereof pursuant to
                                                  Rule 144 under the Securities
                                                  Act (and based upon an Opinion
                                                  of Counsel if the

                                                  Company so requests), the
                                                  Holder thereof shall certify
                                                  in writing to the Transfer
                                                  Agent that such request is
                                                  being made pursuant to Rule
                                                  144 under the Securities Act
                                                  (such certification to be
                                                  substantially in the form of
                                                  Exhibit C hereto).

                           (x)      No Obligation of the Transfer Agent.

                                    (A)      The Transfer Agent shall have no
                                             responsibility or obligation to any
                                             beneficial owner of Global Series F
                                             Preferred Stock, a member of, or a
                                             participant in DTC or any other
                                             Person with respect to the accuracy
                                             of the records of DTC or its
                                             nominee or of any participant or
                                             member thereof, with respect to any
                                             ownership interest in the Series F
                                             Preferred Stock or with respect to
                                             the delivery to any participant,
                                             member, beneficial owner or other
                                             Person (other than DTC) of any
                                             notice or the payment of any
                                             amount, under or with respect to
                                             such Global Series F Preferred
                                             Stock. All notices and
                                             communications to be given to the
                                             Holders and all payments to be made
                                             to Holders under the Series F
                                             Preferred Stock shall be given or
                                             made only to the Holders (which
                                             shall be DTC or its nominee in the
                                             case of the Global Series F
                                             Preferred Stock). The rights of
                                             beneficial owners in any Global
                                             Series F Preferred Stock shall be
                                             exercised only through DTC subject
                                             to the applicable rules and
                                             procedures of DTC. The Transfer
                                             Agent may rely and shall be fully
                                             protected in relying upon
                                             information furnished by DTC with
                                             respect to its members,
                                             participants and any beneficial
                                             owners.

                                    (B)      The Transfer Agent shall have no
                                             obligation or duty to monitor,
                                             determine or inquire as to
                                             compliance with any restrictions on
                                             transfer imposed under this
                                             Certificate of Designation or under
                                             applicable law with respect to any
                                             transfer of any interest in any
                                             Series F Preferred Stock (including
                                             any transfers between or among DTC
                                             participants, members or beneficial
                                             owners in any Global Series F
                                             Preferred Stock) other than to
                                             require delivery of such
                                             certificates and other
                                             documentation or evidence as are
                                             expressly required by, and to do so
                                             if and when expressly required by,
                                             the terms of this Certificate of
                                             Designation, and to examine the
                                             same to
                                             determine substantial compliance as
                                             to form with the express
                                             requirements hereof.

                  (d) REPLACEMENT CERTIFICATES. If a mutilated Series F Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series F Preferred Stock certificate claims that the Series F Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Series F Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Series F Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Series F Preferred Stock certificate.

                  (e) TEMPORARY CERTIFICATES. Until definitive Series F Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Series F Preferred Stock certificates. Temporary Series F Preferred Stock certificates shall be substantially in the form of definitive Series F Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series F Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Series F Preferred Stock certificates and deliver them in exchange for temporary Series F Preferred Stock certificates.

                  (f) CANCELLATION. (i) In the event the Company shall purchase or otherwise acquire Certificated Series F Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

                           (ii) At such time as all beneficial interests in Global Series F Preferred Stock have either been exchanged for Certificated Series F Preferred Stock, converted, repurchased or canceled, such Global Series F Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

                           (iii) The Transfer Agent and no one else shall cancel and destroy all Series F Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series F Preferred Stock certificates to the Company. The Company may not issue new Series F Preferred Stock certificates to replace Series F Preferred Stock certificates to the extent they evidence Series F Preferred Stock which the Company has purchased or otherwise acquired.

         17.      OTHER PROVISIONS.

                  (a) With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory or optional redemption, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

                  (b) The shares of the Series F Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

                  (c) Any calculation of a dollar amount or number of shares of Class A Common Stock pursuant to any provision of this Certificate of Designation, including, without limitation, the calculation of any Market Value, adjusted Conversion Price, Conversion Ratio, or Dividend Deficiency, shall be calculated to the nearest ten-thousandth of a dollar or share.

                  (d) The Liquidation Preference and the annual Dividend Rates set forth in Section 6 shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series F Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Company shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual Dividend Rates, and the Conversion Ratio, in effect following such adjustment.

                  (e) Shares of the Series F Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of the Series F Preferred Stock must be in compliance with this Certificate of Designation.

                  (f) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting conversion of shares of the Series F Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of the Series F Preferred Stock not theretofore converted. For purposes of this
         Section 17(f), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Company shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series F Preferred Stock not theretofore converted.

                  (g) The Company covenants that any shares of Class A Common Stock issued upon conversion of shares of the Series F Preferred Stock and any additional shares of Series F Preferred Stock issued in payment of any dividend on shares of the Series F Preferred Stock shall be validly issued, fully paid and non-assessable.

                  (h) Prior to the delivery of any shares of Class A Common Stock or other securities that the Company shall be obligated to deliver upon conversion of shares of the Series F Preferred Stock or the delivery of any additional shares of Series F Preferred Stock in payment of any dividend on shares of the Series F Preferred Stock, the Company shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Any share of Class A Common Stock or Series F Preferred Stock so delivered shall be freely transferable under the Securities Act.

                  (i) The Company shall list the shares of Class A Common Stock required to be delivered upon conversion of shares of the Series F Preferred Stock, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery.

                  (j) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities or property upon conversion of shares of the Series F Preferred Stock pursuant to the provisions of this Certificate of Designation; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities or property in a name other than that of the Holder of the shares of the Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

                  (k) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

                  (l) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  (m) The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Company.

                  (n) Except as may otherwise be required by law, the shares of the Series F Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Executive Vice President and attested by its Secretary this 18th day of August, 2003.

                                             DOBSON COMMUNICATIONS CORPORATION

                                             By: /s/ BRUCE KNOOIHUIZEN
                                                --------------------------------
                                                Name:  Bruce Knooihuizen
                                                Title: Executive Vice President

ATTEST:

By: /s/ TRENT LEFORCE
   -----------------------------------
   Name:  Trent LeForce
   Title: Assistant Secretary

                                    EXHIBIT A

                        FORM OF SERIES F PREFERRED STOCK

                                FACE OF SECURITY

THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE CLASS A COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE CLASS A COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT, INCLUDING RULE 144 OR, IF APPLICABLE RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE CLASS A COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE CLASS A COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (4) TO THE COMPANY, (5) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (6) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.(1)

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

------------------------------------

(1) Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.](3)

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: [        ]

Number of Shares of Series F Preferred Stock: [        ]

CUSIP No.: ________________

                      Series F Convertible Preferred Stock

                                       of

                        Dobson Communications Corporation

                  Dobson Communications Corporation, an Oklahoma corporation (the "COMPANY"), hereby certifies that [ ] (the "HOLDER") is the registered owner of [ ] fully paid and non-assessable shares of preferred stock of the Company designated as the Series F Convertible Preferred Stock, $1.00 par value, liquidation preference $178.571 per share (the "SERIES F PREFERRED STOCK"). The shares of the Series F Preferred

------------------------------------

(2)      Subject to removal if not a global security certificate.

(3)      Subject to removal if not a global security certificate.

Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series F Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of Series F Convertible Preferred Stock of the Company dated August 18, 2003, as the same may be amended from time to time in accordance with its terms (the "CERTIFICATE OF DESIGNATION"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the Series F Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall, for all purposes, have the same effect as if set forth in this certificate.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series F Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has executed this Series F Preferred Stock certificate as of the date set forth below.

                                             DOBSON COMMUNICATIONS CORPORATION

                                             By:________________________________
                                                Name:
                                                Title:

                                             By:________________________________
                                                Name:
                                                Title:

                                             Dated:_____________________________

COUNTERSIGNED AND REGISTERED

UMB BANK, N.A., as Transfer Agent,

By:__________________________________
     Authorized Signatory

Dated:_______________________________

                               REVERSE OF SECURITY

                  Dividends on each share of Series F Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Company from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation. Dividends may be paid in cash, in shares of Series F Preferred Stock, or a combination thereof.

                  The shares of the Series F Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of the Series F Preferred Stock shall be convertible into the Company's Class A Class A Common Stock, par value $.001 per share ("CLASS A COMMON STOCK") in the manner and according to the terms set forth in the Certificate of Designation.

                  The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series F Preferred Stock evidenced hereby to:

                      ____________________________________

                      ____________________________________

                      ____________________________________

         (Insert assignee's social security or tax identification number)

         (Insert address and zip code of assignee)

                      ____________________________________

                      ____________________________________

                      ____________________________________

and irrevocably appoints:

                      ____________________________________

                      ____________________________________

                      ____________________________________

agent to transfer the shares of Series F Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:____________________________

Signature:________________________

(Sign exactly as your name appears on the other side of this Series F Preferred Stock certificate)

Signature Guarantee:(4) ________________________________

------------------------------------

(4) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                              NOTICE OF CONVERSION

              (To be executed by the registered holder in order to
                 convert shares of the Series F Preferred Stock)

                  The undersigned hereby irrevocably elects to convert (the "CONVERSION") [_____] shares of Series F Convertible Preferred Stock (the "SERIES F PREFERRED STOCK"), into shares of Class A Class A Common Stock, par value $.001 per share ("CLASS A COMMON STOCK"), of Dobson Communications Corporation (the "COMPANY") according to the conditions of the Certificate of Designation establishing the terms of the Series F Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series F Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof).(5)

Date of Conversion:___________________________________________________

Applicable Conversion Ratio:__________________________________________

Number of shares of Series F Preferred Stock to be Converted:____________________________________________________________

Number of shares of Class A Common Stock to be Issued:_______________________________________________________________

Signature:____________________________________________________________

Name:_________________________________________________________________

------------------------------------

(5) The Company is not required to issue shares of Class A Common Stock until the original certificates representing the shares of the Series F Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Company and the Transfer Agent) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Class A Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series F Preferred Stock to be converted.

Address:(6)                ___________________________________________

                           ___________________________________________

                           ___________________________________________

Fax No.:______________________________________________________________

-------------------

(6) Address where share of Class A Common Stock and any other payments or certificates shall be sent by the Company.

                                    EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                   REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re: Series F Convertible Preferred Stock (the "PREFERRED STOCK") of Dobson Communications Corporation (the "COMPANY")

This Certificate relates to ____ shares of Preferred Stock held in [ ] */ book-entry or [ ] */ definitive form by _______________ (the "TRANSFEROR"). The Transferor*:

[ ] has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

[ ] has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the "SECURITIES ACT") because*:

[ ] Such Preferred Stock is being acquired for the Transferor's own account without transfer.

[ ] Such Preferred Stock is being transferred to the Company.

[ ] Such Preferred Stock is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

[ ] Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

[ ] Such Preferred Stock is being transferred in an offshore transaction complying with Regulation S under the Securities Act.

[ ] Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

---------------------------------

*        Please check applicable box.

[INSERT NAME OF TRANSFEROR]

By:_____________________________

Date:____________________________

                            CERTIFICATE OF CORRECTION
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                        DOBSON COMMUNICATIONS CORPORATION


                           Dobson Communications Corporation, an Oklahoma corporation (the "Company"), pursuant to Section 1007(F) of the Oklahoma General Corporation Act, for the purpose of correcting the Certificate of Designation of Series F Convertible Preferred Stock (the "Certificate of Designation") of the Company filed on August 18, 2003, hereby certifies the following:

                           1. That the Company was originally incorporated on February 3, 1997, under the name "Dobson Holdings Corporation."

                           2. On August 18, 2003, the Company filed the
         Certificate of Designation which contained certain typographical errors, and therefore constituted an inaccurate record of the powers, preferences and relative, participating, optional and other special rights of the Company's 13% Series F Convertible Preferred Stock.

                           3. The Certificate of Designation is corrected to reflect the following:

                           a) The definition of "ISSUE DATE" in Section 2 (n)
                              will read in its entirety as follows:

                           "(n) "ISSUE DATE" shall mean August 19, 2003, the original date of issuance of shares of the Series F Preferred Stock."

                           b) The definition of "REGISTRATION RIGHTS AGREEMENT"
                              in Section 2 (aa) will read in its entirety as follows:

                           "(aa) means the Registration Rights Agreement dated August 19, 2003 between the Company and the holders of the Class A Common Stock and the Series F Preferred Stock set forth on the signature pages thereto."

                           c) Section 10(a) will read in its entirety as
                              follows:

                           "Prior to August 19, 2005, the Series F Preferred Stock may not be redeemed at the option of the Company. At any time on and after August 19, 2005, the Series F Preferred Stock may be redeemed, in whole or in part at any time at the Company's option, for cash, at the prices per share set forth below (expressed as percentages of the Liquidation Preference), plus all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for any partial Dividend Period) to the date (which shall be a Business Day) fixed for redemption (the "OPTIONAL REDEMPTION DATE"), if redeemed during the 12-month period commencing on August 19 of each of the years set forth below:

                           Year                             Percentage
                           ----                             ----------
                           2005............................  106.00%
                           2006............................  103.00%
                           2007 and thereafter.............  100.00%"

                           d) Section 11(a) will read in its entirety as follows:

                           "On but not before August 19, 2016 (the "MANDATORY REDEMPTION DATE"), the Company shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series F Preferred Stock at a price per share in cash equal to the Liquidation Preference thereof plus all accumulated and unpaid dividends thereon through the Mandatory Redemption Date (the "MANDATORY REDEMPTION PRICE"). The Company shall take all actions required or permitted under the laws of the State of Oklahoma to permit such mandatory redemption."


                  Dated this 18th day of August, 2003.


                                            DOBSON COMMUNICATIONS CORPORATION


                                             /s/ RONALD L. RIPLEY
                                            ------------------------------------
                                            By:  Ronald L. Ripley
                                            Title:  Vice President
ATTEST:

 /s/ TRENT LEFORCE
------------------------------------
By:  Trent LeForce
Title:  Assistant Secretary